EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jufeel International Group (the “Company”) on Form 10-Q for the nine-month period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Rongxuan Zhang, President, Chief Executive Officer & Principal Executive Officer and Marc P. Palker, Chief Financial Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2019	/s/ Rongxuan Zhang
Rongxuan Zhang President, Chief Executive Officer & Principal Executive Officer

Dated: November 14, 2019	/s/ Mark P. Palker
Marc P. Palker Chief Financial Officer & Principal Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.